Exhibit 10.4

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TERRITORY A

ALLIANCE SUPPORT AGREEMENT

between

SANOFI

and

BRISTOL-MYERS SQUIBB COMPANY

dated as of January 1, 1997

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SCHEDULES

Schedule 1.01 (a)	Alliance Agreements
Schedule 1.01(b)	Territory A
Schedule 1.01(c)	Territory B
Schedule 4.01(a)-l	Template for Annual Budgetary Targets
Schedule 4.01(a)-2	Template for Long-Range Plans
Schedule 5.07(b)	Trademarks to Be Used in Territory A
Schedule 5.08(c)	“[*]” Formula
Schedule 7.03	“[*]” Formula

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TERRITORY A ALLIANCE SUPPORT AGREEMENT dated as of January 1, 1997 between Sanofi, a socièté anonyme organized under the laws of the French Republic (“Sanofi”), and Bristol-Myers Squibb Company, a Delaware corporation (“BMS” and, together with Sanofi, the “Parties” and, individually, each a “Party”);

W I T N E S S E T H :

WHEREAS, BMS, Sanofi and Sterling Winthrop Inc., a Delaware corporation (“Sterling”), entered into a Development Agreement dated as of July 29, 1993 (the “Development Agreement”) concerning the development of two new chemical entities discovered and patented by Sanofi, one known as SR 47436, with the international non-proprietary name Irbesartan (“Irbesartan”) and one known as SR 25990C with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”), each with potential ethical pharmaceutical applications in the cardiovascular therapeutic field;

WHEREAS, BMS, Sanofi and Sterling entered into a Master Territory A Agreement dated as of July 29, 1993 (the “Master Territory A Agreement”), for the commercialization of the Products in Territory A (as such terms are defined herein);

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 30, 1994 among Eastman Kodak Company, Sanofi and Sterling, Sanofi acquired certain assets, and assumed certain obligations, of the ethical pharmaceutical business of Sterling, including the rights and obligations of Sterling under the Master Territory A Agreement and the Development Agreement;

WHEREAS, in accordance with Section 4.1.1 of the Master Territory A Agreement, BMS and Sanofi have determined an appropriate legal structure to be implemented for the commercialization of the Products in Territory A;

WHEREAS, Sanofi and BMS have formed, through their indirect wholly owned subsidiaries, Sanofi Pharma Bristol-Myers Squibb, a société en nom collectif organized under the laws of the French Republic (the “SNC Partnership”), to effectuate certain of the transactions outlined in the Master Territory A Agreement and, in furtherance thereof, the SNC Partnership will, among other things, procure the active substance chemical bulk used in the Products, enter into arrangements for the processing of such active substance chemical bulk and the packaging, if applicable, of the finished Products into bottles and blister packs, pay royalties for the use of certain patents, trademarks and know-how necessary for the Products, coordinate the maintenance of adequate supplies of such active substance chemical bulk and finished Products, arrange for the distribution of finished Products by the Marketing Entities (as defined herein), ensure the quality of finished Products, coordinate the local marketing of finished Products and further develop the Products in Territory A;

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WHEREAS, in furtherance of commercializing the Products in Territory A, the Parties and their respective Affiliates intend to enter into the following agreements:

(a) Amended and Restated Status (the “SNC By-Laws”) between BMS Investco and Sanofi Participations for the SNC Partnership and Règlement Intérieur (the “Règlement Intérieur”) for the SNC Partnership and its managing body, the Territory Management Committee (the “Territory Management Committee”);

(b) a Clopidogrel Intellectual Property License and Supply Agreement (the “Clopidogrel License and Supply Agreement”) between the SNC Partnership and Sanofi for the license of certain patent, trademark and know-how rights for Clopidogrel and Clopidogrel Products from Sanofi to the SNC Partnership and the supply of active substance chemical bulk for Clopidogrel in exchange for the payment to Sanofi of the Discovery Royalty and the Supply Payment (as such terms are defined therein);

(c) an Irbesartan Intellectual Property License Agreement (the “Irbesartan License Agreement”) between the SNC Partnership and Sanofi for the license of certain patent, trademark and know-how rights for Irbesartan and Irbesartan Products (as defined herein) from Sanofi to the SNC Partnership in exchange for the payment to Sanofi of the Discovery Royalty (as such term is defined therein);

(d) an Irbesartan Supply Agreement (the “Irbesartan Supply Agreement”) among BMS, Sanofi, the SNC Partnership and their respective Affiliates for the supply of active substance chemical bulk for Irbesartan;

(e) a Product Know-How License Agreement (the “Know-How License Agreement”) among the SNC Partnership, Sanofi and BMS for the license of know-how developed by Sanofi and BMS pursuant to the Development Agreement, the use of corporate names by the SNC Partnership and the development of Irbesartan and Clopidogrel on or after January 1, 1997 in exchange for the payment of the Development Royalty (as such term is defined therein) to each of Sanofi and BMS;

(f) a Development Services Agreement (the “Development Services Agreement”) among the SNC Partnership and Affiliates of Sanofi and BMS pursuant to which such Affiliates will provide services to the SNC Partnership in connection with the continuing development of the Products;

(g) an Irbesartan Toll Manufacturing Agreement (the “Irbesartan Toll Manufacturing Agreement”) for the contract manufacturing of active substance chemical bulk for Irbesartan into Irbesartan Products;

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(h) a Clopidogrel Toll Manufacturing Agreement (the “Clopidogrel Toll Manufacturing Agreement” and, together with the Irbesartan Toll Manufacturing Agreement, the “Toll Manufacturing Agreements”) for the contract manufacturing of active substance chemical bulk for Clopidogrel into Clopidogrel Products;

(i) a Purchase and Sale Agreement (the “Puerto Rico Purchase and Sale Agreement”) among the SNC Partnership and Affiliate(s) of BMS for the sale of active substance chemical bulk to such Affiliate(s) and the purchase of finished Products; and

(j) a Partnership Services Agreement (the “Partnership Services Agreement”) between the SNC Partnership and an Affiliate of Sanofi for the provision of administrative and operating services to the SNC Partnership; and

WHEREAS, the Parties wish to enter into this Agreement to support the general framework for the commercialization and development of the Products in Territory A;

NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Event” means any negative symptom experienced at the time of or after the taking of any Product of which any Party or any of its Affiliates becomes aware, whether or not considered drag related, including, without limitation, any side effects, injury, toxicity or sensitivity reaction, or significant failure of expected pharmacological action, as well as instances of symptomatic overdose, abuse or withdrawal reactions.

“Affiliate”, when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude Elf Aquitaine and any Person not controlled by Sanofi that would be an Affiliate of Sanofi solely by reason of its being controlled by Elf Aquitaine. For the purposes of

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this definition, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise, (b) the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 40% of the voting power of all outstanding voting securities of a Person or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership. The Parties confirm that each Co-Promotion Entity in Territory A shall be considered to be an Affiliate of Sanofi.

“Agreement” means this Territory A Alliance Support Agreement, as originally executed and as amended, modified, supplemented or restated from tune to time, in accordance with Section 8.11 hereof.

“Alliance Agreements” means the agreements listed in Schedule 1.01(a) attached hereto, as well as any other agreement entered into by any Affiliate of BMS or Sanofi, as the case may be, in furtherance of the development and/or commercialization of any Product in Territory A.

“Beneficial owner” has the meaning set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended.

“BMS Affiliate” means an Affiliate of BMS.

“Clopidogrel Product” means the product or products having as an active ingredient Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

“Co-Marketing” means, for each Product and for any country in Territory A, the marketing of such Product in such country under two or more trademarks by the applicable Marketing Entities.

“Co-Promotion” means, for each Product and any country in Territory A, the marketing of such Product in such country under one trademark by me applicable Marketing Entity.

“Competing Product” means, with respect to any Product, any other product that [*], but which is not [*]set forth in Schedule [*] or selected for [*] by [*].

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“Damages” means any liability (whether arising out of [*] or otherwise), obligation, loss, fine, damages, arbitration award, settlement amount, penalty, claim, cost or expense (including, without limitation, [*], fees and expenses [*], but excluding any [*]). Damages shall include, without limitation, [*] liability,[*] liability (including, without limitation, any liability relating to [*] and damages for [*].

“Development Committee” has the meaning set forth in the Know-How License Agreement.

“Elf Aquitaine” means Société Nationale Elt Aquitaine, a société anonyme organized under the laws of the French Republic.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, tax liens), charge, encumbrance, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Irbesartan Product” means the product or products having as an active ingredient Irbesartan or any salt, ester, metabolite or pro-drug thereof.

“License Functional Committee” has the meaning set forth in the Know-How License Agreement.

“License_Steering Committee” has the meaning set forth in the Know-How License Agreement.

“License Strategic Decision” has the meaning set forth in the Know-How License Agreement.

“Line Extension” means, for each Product and with respect to development conducted on or after January 1, 1997, any new dosage or new form of administration of such Product.

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“Loss of Exclusivity” means the loss of exclusivity of a Product in any country in Territory A upon the occurrence of all of the three following conditions: (i) such Product shall have lost its marketing exclusivity (whether by virtue of compulsory license under, or expiration, invalidity or unenforceability of, the patents covering such Product, loss or expiration of any exclusivity conferred de facto or de jure by any statutory marketing or data exclusivity or any other cause); (ii) one or more Competing Products shall have been legally marketed in such country by one or more Third Parties; and (iii) Net Sales of such Product in such country over any period of [*] (after the conditions set forth in sub-clauses (i) and (ii) above shall have been satisfied) shall have [*] the level of Net Sales of such Product in such country over the immediately preceding period of [*]).

“Major A Country” means France, Germany, Italy, Spain and the United Kingdom, and any country in Territory A representing at least [*] of aggregate Net Sales of both Products in Territory A, as determined from time to time by [*].

“Market Penetration” means, with respect to one or more, Competing Products in any given country in Territory A, the number of units of such Competing Products sold in such country, expressed as a percentage of the sum of (i) the [*] with respect to which [*] constitute [*]and (ii) [*], in each case over a period of [*], as reported by [*].

“Marketing Entity” has the meaning set forth under the definition Entité de Marketing in the Règlement Intérieur.

“Net Sales” means for any given period and with respect to any Product, the gross amount invoiced in respect thereof by the Marketing Entities to any Person (excluding any transfers between any Party and its Affiliates for purposes of resale, promotional use or clinical trials), less (i) quantity and/or cash discounts, allowances and/or rebates actually allowed or given, (ii) freight, postage and shipping insurance expenses (if separately identified in such invoice), (iii) sales taxes directly related to the sale to the extent included in the gross invoice price (but not including taxes assessed against the income derived from such sale) and (iv) amounts repaid or credited on account of rejections, outdating or the return of such Product.

“New Indication” means, for each Product and with respect to development conducted on or after January 1, 1997, any new therapeutic use or application of such Product.

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“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, société en participation, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Product” means a Clopidogrel Product or an Irbesartan Product, and “Products” means both a Clopidogrel Product and an Irbesartan Product.

“Sanofi Affiliate” means an Affiliate of Sanofi.

“Sanofi Pharma” means Sanofi Pharma, a société anonyme organized and existing under the laws of the French Republic.

“Selling Effort Remuneration” means, for each country in which there is Co-Promotion of the Products, the aggregate remuneration paid by the Co-Promotion Entity in such country to the local Affiliates of the Parties to compensate them for their selling efforts, which shall be an amount equal to [*] of Net Sales of the Products in such country, subject to adjustment, or as otherwise determined by [*].

“Serious Adverse Event” means any Adverse Event that is life-threatening in that such Adverse Event places the patient at risk of dying, requires hospitalization, prolongs existing hospitalization or results in permanent disability, birth defect, cancer or death.

“Territory” means either Territory A or Territory B and “Territories” means both Territory A and Territory B.

“Territory A” means the countries and geographic areas described and listed in Schedule 1.01(b) attached hereto.

“Territory B” means the countries and geographic areas described and listed in Schedule l.01(c) attached hereto. which shall not include the United States of America for Irbesartan Products.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

“United States of America” means any State or Commonwealth of the United States of America, the District of Columbia, Puerto Rico, the U.S. Virgin Islands,

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Guam, American Samoa and any other territory, possession or military base of the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States of America in effect from time to time applied consistently throughout the periods involved,

SECTION 1.02. Additional Defined Terms. The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
Alliance Functional Committees	3.02
Alliance Management	3.07
Alliance Strategic Committee	3.01
Alliance Strategic Decisions	3.01
Annual Budgetary Targets	4.01(a)
BMS	Preamble
Breaching Party	7.06(iii)
Clopidogrel	Recitals
Clopidogrel License and Supply Agreement	Recitals
Clopidogrel Toll Manufacturing Agreement	Recitals
Concerned Party	7.05(b)
Confidential Information	5.03(a)
Co-Promotion Entity	4.01(a)
Country Non-Terminating Party	7.03
Country Terminating Party	7.03
Covered Activities	6.02(a)
Development Agreement	Recitals
Development Services Agreement	Recitals
Finance Committee	3.02
First Party	6.02(a)
Indemnified Party	6.03(a)
Indemnifying Party	6.03(a)
Indemnity Notice	6.03(d)
Independent Firm	7.08(a)(i)
Irbesartan	Recitals
Irbesartan License Agreement	Recitals
Irbesartan Supply Agreement	Recitals
Irbesartan Toll Manufacturing Agreement	Recitals
Know-How License Agreement	Recitals
Long-Range Plans	4.01(a)

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Manufacturing and Sourcing Committee	3.02
Master Territory A Agreement	Recitals
Multiple	7.08(a)
Non-Concerned Party	7.05(b)(ii)
Non-Renewal Valuation	7.08(a)
Notices	8.01
Partnership Services Agreement	Recitals
Party	Preamble
Proposed Multiple	7.08(a)(i)
Puerto Rico Purchase and Sale Agreement	Recitals
Réglement Intérieur	Recitals
Reporting Party	5.06(b)
Revised Projection	4.03
Safety Expert	7.05(b)(ii)
Safety Problem	7.04(ii)
Sanofi	Preamble
SNC By-Laws	Recitals
SNC Partnership	Recitals
Sterling	Recitals
Territory A Budget	4.01(a)
Territory Management Committee	Recitals
Third Party Claim	6.03(a)
Toll Manufacturing Agreements	Recitals
Unsatisfactory Final Outcome	3.06(b)

SECTION 1.03. Accounting Terms. Except as otherwise specifically provided herein, all terms herein that relate to accounting matters shall be interpreted in accordance with U.S. GAAP.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01. BMS Representations. BMS represents and warrants each of the following:

(a) Organization: Powers. BMS (i) is a corporation duly organized and in good standing under the laws of the State of Delaware and (ii) has the corporate power to execute and deliver, and to perform its obligations under, this Agreement. Each of the BMS Affiliates that is, or will be, a party to any of the Alliance Agreements (i) is, or will be on the date of execution of such Alliance Agreement, a

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corporation, general partnership or other entity duly organized and validly existing under the laws of its jurisdiction of organization and (ii) has, or will have on the date of execution of such Alliance Agreement, the power to execute and deliver, and to perform its obligations, under such Alliance Agreement.

(b) Authorization. The execution and delivery by BMS, the performance by it of its obligations under this Agreement, the execution and delivery by each BMS Affiliate of each Alliance Agreement entered into on the date hereof or hereafter and the performance by each BMS Affiliate of its obligations under such Alliance Agreement to which it is, or will be, a party (i) have been, or will be on the date of execution of such Alliance Agreement, duly authorized by all necessary action by BMS and each such BMS Affiliate and do not, or will not on the date of execution of such Alliance Agreement, require the consent or approval of the stockholders or creditors of BMS or any such BMS Affiliate, except such consents as have been obtained, and (ii) do not, or will not on the date of execution of such Alliance Agreement, (A) violate (x) any material provision of law, statute, rule or regulation, (y) the certificate of incorporation or by-laws or other constituent documents of BMS or such BMS Affiliate or (z) any order of any court or other Governmental Authority binding upon BMS or such BMS Affiliate or (B) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material provisions of any indenture, agreement or other instrument to which BMS or such BMS Affiliate is a party of by which BMS or such BMS Affiliate or any of their properties or assets is bound.

(c) Enforceability. This Agreement and each Alliance Agreement have been, or will be on the date of execution of such Alliance Agreement, duly executed and delivered by BMS and each BMS Affiliate that is, or will be, a party to any Alliance Agreement and constitute, or will constitute on the date of execution of such Alliance Agreement, legal, valid and binding obligations of BMS and each such BMS Affiliate, enforceable against BMS and each such BMS Affiliate in accordance with their respective terms.

(d) Ownership of Capital Stock. BMS owns, beneficially or of record, a majority of the aggregate voting power of the issued and outstanding voting securities, or otherwise has the right to elect a majority of members to the Board of Directors or similar governing body, of each BMS Affiliate that is, or will be, a party to any Alliance Agreement or that has, or will have, a direct or indirect majority interest in a party to any Alliance Agreement and all such voting securities are fully paid, nonassessable and are owned free and clear of any Encumbrance.

(e) Efficacy and Safety. BMS and each BMS Affiliate that is or will be a party to any Alliance Agreement, to their best knowledge and belief, have not made

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any statement to Sanofi or any Sanofi Affiliate that is or will be a party to any Alliance Agreement regarding the efficacy or safety of any Product or any process for manufacturing, processing or finishing such Product that is in any material respect untrue or misleading, nor has BMS or such BMS Affiliate omitted to disclose to Sanofi or such Sanofi Affiliates any material fact or information regarding the efficacy or safety of any such process or Product.

SECTION 2.02. Sanofi Representations. Sanofi represents and warrants, as of the date hereof, each of the following:

(a) Organization: Powers. Sanofi (i) is a société anonyme duly organized and validly existing under the laws of the French Republic and (ii) has the corporate power to execute and deliver, and to perform its obligations under, this Agreement. Each of the Sanofi Affiliates that is, or will be, a party to any of the Alliance Agreements (i) is, or will be on the date of execution of such Alliance Agreement, a société anonyme, société en nom collectif or other entity duly organized and validly existing under the laws of its jurisdiction of organization and (ii) has, or will have on the date of execution of such Alliance Agreement, the power to execute and deliver, and to perform its obligations, under such Alliance Agreement.

(b) Authorization. The execution and delivery by Sanofi, the performance by it of its obligations under this Agreement, the execution and delivery by each Sanofi Affiliate of each Alliance Agreement entered into on the date hereof or hereafter and the performance by each Sanofi Affiliate of its obligations under such Alliance Agreement to which it is, or will be, a parry (i) have been, or will be on the date of execution of such Alliance Agreement, duly authorized by all necessary action by Sanofi and each such Sanofi Affiliate and do not, or will not on the date of execution of such Alliance Agreement, require the consent or approval of the stockholders or creditors of Sanofi or any such Sanofi Affiliate, except such consents as have been obtained, and (ii) do not, or will not on the date of execution of such Alliance Agreement, (A) violate (x) any material provision of law, statute, rule or regulation, (y) the statuts or other constituent documents of Sanofi or such Sanofi Affiliate or (z) any order of any court or other Governmental Authority binding upon Sanofi or such Sanofi Affiliate or (B) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material provisions of any indenture, agreement, or other instrument to which Sanofi or such Sanofi Affiliate is a party or by which Sanofi or such Sanofi Affiliate or any of their properties or assets is bound.

(c) Enforceability. This Agreement and each Alliance Agreement have been, or will be on the date of execution of such Alliance Agreement, duly executed and delivered by Sanofi and each Sanofi Affiliate that is, or will be, a party to any

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Alliance Agreement and constitute, or will constitute on the date of execution of such Alliance Agreement, legal, valid and binding obligations of Sanofi and each such Sanofi Affiliate, enforceable against Sanofi and each such Sanofi Affiliate in accordance with their respective terms.

(d) Ownership of Capital Stock. Sanofi owns, beneficially or of record, a majority of the aggregate voting power of the issued and outstanding voting securities, or otherwise has the right to elect a majority of members to the Board of Directors or similar governing body, of each Sanofi Affiliate that is, or will be, a party to any Alliance Agreement or that has, or will have, a direct or indirect majority interest in a party to any Alliance Agreement and all such voting securities are fully paid, nonassessable and are owned free and clear of any Encumbrance.

(e) Efficacy and Safety. Sanofi and each Sanofi Affiliate that is or will be a party to any Alliance Agreement, to their best knowledge and belief, have not made any statement to BMS or any BMS Affiliate that is or will be a party to any Alliance Agreement regarding the efficacy or safety of any Product or any process for manufacturing, processing or finishing such Product that is in any material respect untrue or misleading, nor has Sanofi or such Sanofi Affiliate omitted to disclose to BMS or such BMS Affiliates any material fact or information regarding the efficacy or safety of any such process or Product.

ARTICLE III

MANAGEMENT OF THE ALLIANCE

SECTION 3.01. Alliance Strategic Committee. In order to ensure the implementation of the agreements set forth herein and in the Alliance Agreements, Sanofi and BMS shall be represented by an Alliance Strategic Committee (the “Alliance Strategic Committee”), which shall be responsible for the following decisions (collectively, the “Alliance Strategic Decisions”):

(i) approval of Annual Budgetary Targets and Long-Range Plans, substantially in the form of Schedules 4.01(a)-l and 4.01(a)-2 attached hereto, as well as the Territory A Budget;

(ii) establishment of a manufacturing plan for Territory A and coordination of such manufacturing plan with the manufacturing plan for Territory B;

(iii) selection of the commercial structures (i.e., Co-Marketing vs. Co-Promotion) and entities to market the Products in Territory A; and

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(iv) resolution of any disagreement of the Territory Management Committee concerning the allocation of selling responsibilities of the local Affiliates of the Parties in any country where there is Co-Promotion of a Product.

SECTION 3.02. Alliance Functional Committees. Subject to the general oversight and authority of the Alliance Strategic Committee, the following functional committees (the “Alliance Functional Committees”) are hereby established and shall be maintained and empowered as hereinafter provided: (i) a finance committee (the “Finance Committee”) and (ii) a manufacturing and sourcing committee (the “Manufacturing and Sourcing Committee”).

SECTION 3.03. Finance Committee. The Finance Committee shall be responsible for (i) proposing, implementing and modifying, as necessary, the appropriate legal and tax operating arrangements and structures for the marketing of the Products in each country in Territory A, (ii) establishing a calculation methodology for allocating the Selling Effort Remuneration between the Affiliates of the Parties in countries where there is Co-Promotion of the Products in Territory A, (iii) proposing, implementing and modifying, as necessary, the appropriate consolidation, reporting and sharing procedures relating to the commercialization of the Products in Territory A, (iv) selecting the names for the Co-Promotion Entities, (v) determining the method and amount of financing for the SNC Partnership and the Co-Promotion Entities, (vi) determining which countries are Major A Countries, (vii) determining the terms and conditions for distribution arrangements in Non-Promotional Countries (as such term is defined in the Règlemet Intérieur) in Territory A and (viii) implementing the decisions of the Alliance Strategic Committee in Territory A. The Finance Committee shall report and make its recommendations to the Alliance Strategic Committee.

SECTION 3.04. Manufacturing and Sourcing Committee. The Manufacturing and Sourcing Committee shall be responsible for (i) subject to Section 3.08(b) hereof, assuring the supply of active substance chemical bulk for Irbesartan on the most favorable terms then available and negotiating contracts for such supply with appropriate manufacturer(s), (ii) in the event Sanofi ceases to be the exclusive supplier of the active substance chemical bulk for Clopidogrel, selecting one or more alternate sources of supply for such active substance chemical bulk, (iii) setting the manufacturing fee and the other terms and conditions for the processing of active substance chemical bulk into finished Products, (iv) coordinating the supply of active substance chemical bulk and finished Products in Territory A, Territory B and, with respect to Irbesartan and Irbesartan Products, the United States of America, (v) implementing the decisions of the Alliance Strategic Committee and (vi) making recommendations concerning the establishment of a manufacturing plan for Territory A and the coordination of such plan with the manufacturing plan for Territory B. The Manufacturing and Sourcing Committee shall report and make its recommendations concerning the establishment of a manufacturing plan under clause (vi)

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above to the Alliance Strategic Committee and shall report and make all other recommendations and decisions to Alliance Management, who shall then decide whether such recommendations should be reported to the Alliance Strategic Committee or directly to the Territory Management Committee.

SECTION 3.05. Committee Composition and Decision Making. (a) The Alliance Strategic Committee shall at all times consist of six (6) representatives, three (3) of whom shall represent BMS and three (3) of whom shall represent Sanofi. The representatives of BMS shall be the persons serving from time to time as (i) President, Worldwide Medicines Group, (ii) Senior Vice President, Worldwide Franchise Management and (iii) Vice President, Alliance Management. The representatives of Sanofi shall be the persons serving from time to time as (i) President and Executive Director, Sanofi Pharma, (ii) Senior Vice President, Strategy, Sanofi Pharma and (iii) Vice President, Alliance Management, Sanofi Pharma. If any such position has been modified or eliminated, the Party so affected shall appoint an individual whose position is substantially similar to the position so modified or eliminated. The Alliance Strategic Committee shall have the sole power, by a consensus of the representatives of Sanofi and BMS, to make any and all Alliance Strategic Decisions and to resolve any deadlock or conflict arising among or within the Alliance Functional Committees that has not been resolved by Alliance Management.

(b) Each of the Manufacturing and Sourcing Committee and the Finance Committee shall at all times consist of any equal number of representatives of BMS and Sanofi. All representatives of each Alliance Functional Committee shall be senior management personnel of Sanofi, BMS or their respective Affiliates. All recommendations and decisions made by each Alliance Functional Committee shall be made by a consensus of the representatives of Sanofi and BMS thereon. Each Alliance Functional Committee shall be authorized only to make recommendations to the Alliance Strategic Committee unless, and only to the extent that, it shall have received a specific written delegation of greater authority from the Alliance Strategic Committee pursuant to Section 3.10 hereof; provided, however, that each Alliance Functional Committee shall have the authority, by a consensus of the representatives of Sanofi and BMS thereon, to make decisions on issues within such Alliance Functional Committee’s specific scope of responsibilities as set forth in Sections 3.03 and 3.04 hereof, respectively.

SECTION 3.06. Deadlock Resolution. (a) Each Alliance Functional Committee and each License Functional Committee shall inform Alliance Management of any disagreements existing within such Functional Committee and/or with any other Functional Committee within 10 business days of such disagreement and Alliance Management shall attempt to resolve any such disagreement by consensus. If Alliance Management is unable to resolve any such disagreement by consensus within 15 business days after being informed of such disagreement, Alliance Management shall submit the matter(s) in dispute to the Alliance Strategic Committee or the License Steering Committee, as the case may be.

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(b) If (i) the Alliance Strategic Committee is unable to agree on any Alliance Strategic Decision, (ii) the License Steering Committee is unable to agree on any License Strategic Decision, (iii) the Alliance Strategic Committee is unable to resolve any disagreement arising within any Alliance Functional Committee or among the Alliance Functional Committees or (iv) the License Steering Committee is unable to resolve any disagreement arising within any License Functional Committee or among the License Functional Committees, as evidenced, in each case, by the relevant committee’s failure to agree unanimously following two consecutive attempts at consensus, with the second attempt following the first by not less than 10 business days (in any such case, an “Unsatisfactory Final Outcome”), then such committee may agree unanimously to submit such Unsatisfactory Final Outcome to non-binding arbitration on such terms as it may unanimously agree, or either Sanofi or BMS may terminate its participation in the commercialization of the Product to which the Unsatisfactory Final Outcome relates in accordance with Article VII hereof:

(i) in the country(ies) affected by such Unsatisfactory Final Outcome pursuant to Section 7.02(i) hereof;

(ii) throughout Territory A if the Unsatisfactory Final Outcome affects the commercialization of such Product in France and any two of the other Major A Countries pursuant to Section 7.04(i) hereof;

provided, however, that any such termination may also be elected by either Party following the outcome of any such non-binding arbitration.

(c) Notwithstanding anything to the contrary contained in this Article III, no Unsatisfactory Final Outcome shall be deemed to have occurred as a result of the failure by the representatives on the Alliance Strategic Committee, the License Steering Committee, any Alliance Functional Committee or any License Functional Committee to agree on (i) [*] unless the actions required by [*] are no longer permitted as a result of [*] and such change is [*] or (ii) any other matter [*], unless it would [*], in accordance with the terms of this Agreement and the Alliance Agreements, without [*] with respect to such matter. In the event of the failure by the representatives on such committee to reach agreement on [*], such committee’s [*] shall not be [*] or [*] with respect to such matter, as the case may be, and the [*] in accordance with the framework established by such committee’s [*] until such agreement shall have been reached, to the extent permitted by applicable law.

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SECTION 3.07. Alliance Management. The Alliance Strategic Committee shall be assisted in its management of this Agreement and the Alliance Agreements by an alliance management (the “Alliance Management”), which shall be responsible for (i) coordinating and managing processes and interfaces to ensure that integrated business systems are in place and fully functional for the commercialization of the Products, (ii) informing the Alliance Strategic Committee of milestones, recommendations and decisions made by the Alliance Functional Committees and the License Functional Committees, (iii) ensuring appropriate liaison among the Alliance Strategic Committee, the Alliance Functional Committees, the License Steering Committee, the License Functional Committees, the Territory Management Committee and, to the extent necessary, with each of their respective counterparts in Territory B, (iv) being the formal point of first recourse for reaching a consensual solution for any disagreement arising among or within any Alliance Functional Committee or any License Functional Committee and (v) ensuring that minutes of each meeting of each Alliance Functional Committee, each License Functional Committee and the Territory Management Committee are finalized and circulated to all appropriate Persons and committees in a timely manner. The Alliance Management shall not be a separate committee, but shall consist of an equal number of representatives of each of BMS and Sanofi. The initial membership of Alliance Management shall consist of the two persons serving from time to time as Vice President, Alliance Management for each of BMS and Sanofi Pharma. Such positions shall not be eliminated prior to the termination of this Agreement.

SECTION 3.08. Cross-Territory Issues. (a) The Alliance Strategic Committee, the License Steering Committee, any Alliance Functional Committee or any License Functional Committee may agree with its counterpart committee in Territory B that certain studies, programs or plans will benefit the sale of the Products in Territory B as well as Territory A. In such case, such committee shall negotiate in good faith with its counterpart committee in Territory B to allocate any expenses related to such studies, programs or plans between the two Territories, with the expectation that, unless otherwise agreed, such expenses shall be split evenly between the two Territories.

(b) To the extent feasible, matters within the scope of responsibilities of the Manufacturing and Sourcing Committee relating solely to Territory A shall be the sole responsibility of the Manufacturing and Sourcing Committee; provided, however, that manufacturing and sourcing issues also having an impact on the-supply of the Products in Territory B, the commercialization of Irbesartan Products in the United States of America or the supply of active substance chemical bulk containing Irbesartan shall be coordinated with the manufacturing and sourcing committee for Territory B.

(c) Each of Sanofi and BMS shall, or shall cause their respective Affiliates to, supply approximately [*], in the aggregate, of the active substance chemical bulk for Irbesartan required by the Parties and their Affiliates for the manufacturing of Irbesartan

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Products in Territory A, Territory B and the United States of America; provided, however, that [*] shall be the [*] supplier of such bulk in Territory B and the United States of America and the [*] supplier of such bulk in Territory A; provided, further, that [*] shall be the [*] supplier of such bulk in Territory A and the [*] supplier of such bulk in Territory B and the United States of America.

SECTION 3.09. Implementation of Decisions. Each of BMS and Sanofi shall, and shall cause their respective Affiliates (including, without limitation, the SNC Partnership and its manager(s)) to, implement and ensure that their actions are consistent with the decisions of the Alliance Strategic Committee, the License Steering Committee, each Alliance Functional Committee, each License Functional Committee and the Territory Management Committee and, furthermore, not to dissolve the SNC Partnership other than in accordance with the terms and conditions of the SNC By-Laws and the Règlement Intérieur.

SECTION 3.10. Delegation. The Alliance Strategic Committee may, by a consensus of the representatives of Sanofi and BMS thereon, expressly and by written resolution establish any other functional committee and delegate its powers to such functional committee and/or to any then existing Alliance Functional Committee on such terms as it deems appropriate.

ARTICLE IV

BUDGETARY PROCESS

SECTION 4.01. Budgetary Development. (a) Sanofi shall prepare and submit, or cause to be prepared and submitted, to the Alliance Strategic Committee, (x) the aggregate of the annual budgets for the upcoming calendar year for sales and pre-tax profits (the “Annual Budgetary Targets”) for each Product for the Marketing Entities in countries in Territory A that were established for the Co-Promotion of one or both Products (each, a “Co-Promotion Entity”) and projections for aggregate sales and aggregate pre-tax profits of the Co-Promotion Entities for the subsequent three calendar years (the “Long-Range Plans”) for each Product, which budgetary targets and projections shall be substantially in the form of Schedules 4.01 (a)-1 and 4.01 (a)-2 attached hereto, and (y) the annual budget for the SNC Partnership (the “Territory A Budget”). The Finance Committee shall prepare such budget, budgetary targets and projections; provided, however, that Sanofi shall have final authority to determine the budget, budgetary targets and projections to be submitted to the Alliance Strategic Committee. Pre-tax profits shall be calculated by [*] for each Product, and sales shall be calculated by [*], each in accordance with the methodology to be established by [*].

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(b) The Alliance Strategic Committee may require Sanofi to submit any financial information reasonably necessary for determining whether to approve the Territory A Budget, any Annual Budgetary Target or any Long-Range Plan for any Product.

SECTION 4.02. Budgetary Deadlocks. The Alliance Strategic Committee shall consider and unanimously approve, by December 15 of each calendar year, the Annual Budgetary Targets for each Product, the Long-Range Plans for each Product and the Territory A Budget. In accordance with Section 3.06 hereof, if the Alliance Strategic Committee cannot reach agreement with respect to any Annual Budgetary Target, Long-Range Plan or the Territory A Budget submitted by Sanofi, the Annual Budgetary Targets and the Territory A Budget for the current calendar year shall carry over to the next calendar year, and the Long-Range Plans shall remain unchanged, until the Annual Budgetary Targets, the Territory A Budget and the Long-Range Plans for the current calendar year shall have been approved.

SECTION 4.03. Out-of-Budget Situations. During April, July and October of each calendar year, Sanofi shall submit to the Alliance Strategic Committee a statement providing revised annual projections of aggregate sales and pre-tax profits for the Co-Promotion Entities for each Product for such calendar year (which shall be calculated in the same manner as, and compared to, the Annual Budgetary Targets for such calendar year approved by the Alliance Strategic Committee) revised, if necessary, to take into account the actual year-to-date results and any other relevant factors, together with an explanation of any material revisions in the projections relative to the budgeted amounts thereof approved by the Alliance Strategic Committee (the “Revised Projection”). To the extent that a Revised Projection shows (or Sanofi advises BMS) that the annual aggregate pre-tax profits of the Co-Promotion Entities in Territory A for any Product will fall short of the annual aggregate pre-tax profit amount in the relevant Annual Budgetary Target for such Product approved by the Alliance Strategic Committee by [*] of such Annual Budgetary Target, BMS may, within 30 days of receipt of such Revised Projection or such notice, require Sanofi to secure the Alliance Strategic Committee’s approval of either (i) [*]; or (ii) [*].

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Termination of Master Territory A Agreement. This Agreement and the Alliance Agreements cancel and supersede the Master Territory A Agreement, which shall terminate with effect as of the date upon which this Agreement shall have been executed.

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SECTION 5.02. Non-Competition. During the period from and after the date hereof until [*], each Party shall not, and shall cause its Affiliates not to, directly or indirectly, [*].

SECTION 5.03. Confidentiality. (a) During the period from and after the date hereof until the [*] of the expiration or early termination of this Agreement, each of the Parties shall, and shall cause their respective Affiliates and its and their officers, employees and advisors to, keep confidential all information acquired from the other Party or its Affiliates, in connection with this Agreement or the Alliance Agreements and the transactions contemplated hereby and thereby, including the contents of this Agreement and the Alliance Agreements, other than any information that (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation; (ii) was already known to the recipient as evidenced by prior written documents in its possession; or (iii) is disclosed to the recipient by a Third Party who is not in default of any confidentiality obligation to the disclosing Party (such information being “Confidential Information”).

(b) The provisions of Section 5.03(a) hereof shall not apply to Confidential Information that (i) is submitted by the recipient to Governmental Authorities to facilitate the issuance of marketing approvals for a Product, provided, however, that reasonable measures shall have been taken to ensure confidential treatment of such information, (ii) is provided by the recipient to Third Parties under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, manufacturing development, manufacturing, external testing and marketing trials, or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction.

(c) Each Party shall, and shall cause its Affiliates and its and their officers, employees and advisors to, use any Confidential Information obtained by it from the other Party or its Affiliates in connection with this Agreement and the Alliance Agreements, solely in connection with the commercialization of the Products and the transactions contemplated hereby and thereby.

(d) Except as required by applicable law, neither of the Parties shall issue a press release or make a public announcement that has, as its major focus, any aspect of the commercialization of the Products, without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

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SECTION 5.04. Insurance. Each of the Parties shall maintain, or shall cause to be maintained with respect to itself and each of its Affiliates that is a party to any of the Alliance Agreements, such types and levels of insurance (including, without limitation, general and product liability and environmental liability insurance), which may include self-insurance, as are customary in the pharmaceutical industry to provide coverage for the activities contemplated hereby and thereby. Each Party shall keep the other Party informed of the general parameters of its liability insurance program and any proposed substantive change therein.

SECTION 5.05. Further Assurances. (a) Each Party agrees to, and to cause its Affiliates to, execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may he required to carry out the intent and purposes of this Agreement and the Alliance Agreements.

(b) No later than September 30, 1997, BMS shall, and shall cause its Affiliates to, assign to Sanofi all of their rights, title and interests in and to any patent and patent application related to Irbesartan, Clopidogrel or the Products, existing as of June 6, 1997, and shall take all reasonable actions to ensure the filing of such assignment as soon as practicable thereafter.

SECTION 5.06. Adverse Event Reporting. (a) BMS and Sanofi shall each ensure that, in the marketing of the Products in Territory A, it and each of its respective Affiliates shall record, investigate, summarize and review all Adverse Events and Serious Adverse Events. Each Party shall require that its Affiliates, sub-licensees and distributors adhere to all requirements of local law which relate to the reporting and investigation of Adverse Events and Serious Adverse Events, and each Party shall require that its Affiliates, sub-licensees and distributors keep such Party informed of such experiences.

(b) In order that each Party may be folly informed of these experiences, each Party shall report:

(i)	In the case of Clopidogrel Products, to Sanofi, at:

Sanofi Pharma

82, avenue Raspail

94255 Gentilly Cedex, France

Attention: [omitted]

Facsimile: [omitted]

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(ii)	In the case of Irbesartan Products, to BMS, at:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543 USA

Attention: Vice President, Worldwide Safety and Surveillance

Facsimile: [omitted]

all Adverse Events and Serious Adverse Events anywhere in the world; provided, however, that Serious Adverse Events shall be reported to the relevant Person within three (3) working days of a Party’s becoming aware of such an event (a “Reporting Party”) and shall be reported by facsimile as provided above. The Reporting Party shall report all other Adverse Events on a monthly basis. The Parties shall agree on an Adverse Event reporting form that may be used by the Reporting Party as a basis for such reports. Each Party shall promptly notify the relevant Person of any complaint received by such Party or any of its Affiliates in sufficient detail and in sufficient time to allow the relevant Person to comply with any and all regulatory requirements imposed upon it in any country. Each Party shall also advise the relevant Person of any regulatory developments (e.g., proposed recalls, labeling and other registrational dossier changes, etc.) affecting either Product in any country in Territory A. Each Party shall have the right to review and/or request copies of any and all information and reporting forms generated or received by the relevant Person set forth above.

(c) These procedures may be modified from time to time by the Regulatory Committee (as such term is defined in the Know-How License Agreement). In the event that the definitions of “adverse event” and/or “serious adverse event” are modified in the United States of America and the European Union, in accordance with the harmonization standards of the World Health Organization or otherwise, the Parties shall, and shall cause their respective Affiliates to, modify such definition(s) accordingly in this Agreement and each Alliance Agreement.

(d) BMS shall be responsible for making all determinations as to how Adverse Events and Serious Adverse Events concerning Irbesartan Products will be reported to the appropriate Governmental Authorities and, absent manifest error, the reporting by Sanofi and its Affiliates to such Governmental Authorities shall conform to such determinations. Sanofi shall be responsible for making all determinations as to how Adverse Events and Serious Adverse Events concerning Clopidogrel Products will be reported to the appropriate Governmental Authorities and, absent manifest error, the reporting by BMS and its Affiliates to such Governmental Authorities shall conform to such determinations.

(e) During the term of this Agreement, BMS and Sanofi shall, and shall cause their respective Affiliates to, disclose to the other Party any material fact or

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information concerning the efficacy or safety of any Product or any process for manufacturing, processing or finishing such Product and shall not omit to disclose to the other Party any material fact or information concerning the efficacy or safety of any such process or Product.

SECTION 5.07. Registration: Labeling. (a) The marketing registration for each Product shall be made in the name of Sanofi (or its designees) in each country in Territory A where such registration is required by applicable law, except (i) in those countries where there will be Co-Marketing of the Products as determined by the Alliance Strategic Committee, in which case, if required by applicable law or regulation in such country, one registration shall be made in the name of a Sanofi Affiliate and the other in the name of a BMS Affiliate, (ii) such registration would preclude product labeling pursuant to Section 5.07(b) hereof, or (iii) such registration would be incompatible with the allocation of regulatory reporting and compliance responsibilities between the Parties as determined by the Regulatory Committee.

(b) The Parties shall ensure that the label for each Product bears the name of (i) a Co-Promotion Entity, (ii) both Parties or (iii) the Party(ies) whose sales force is used in connection with the commercialization of such Product pursuant to the marketing plan reviewed by the Territory Management Committee; provided, however, that in the event only one Party’s name can appear on a label, the name of the Marketing Entity for the Product shall be used. Notwithstanding the above, all Product labels that otherwise do not refer to “Sanofi” shall contain the words “Sanofi patent” or other words to the same effect. In any country in Territory A where there is Co-Promotion of a Product, the trademark shall be the trademark most often used by Sanofi for that Product in all of Territory A; provided, however, that the Parties shall, or shall cause their Affiliates to, use the trademarks listed on Schedule 5,07(b) attached hereto in the commercialization of the Products in Territory A.

SECTION 5.08. Selling Efforts. (a) Subject to sub-clause (b) below, the Parties shall, or shall cause their respective Affiliates to, transfer to each Co-Promotion Entity, directly or indirectly, or shall otherwise cause to be made available to each Co-Promotion Entity, through appropriate contractual arrangements, the resources necessary for the marketing, promotion, sale and distribution of the Products by such Co-Promotion Entity.

(b) For each country in Territory A where there is Co-Promotion of a Product, the local Affiliates of the Parties shall propose, and the Territory Management Committee shall determine, the amount of selling efforts and the allocation thereof that each such local Affiliate will be required to provide in connection with the commercialization of such Product; provided, however, that such determination shall be subject to the right of each such local Affiliate to elect act to make part or all of its selling resources available for one or both Products in such country. Such determination shall be reviewed, and if necessary revised, on an annual basis to take into account the evolution of such local Affiliates’

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respective selling resources. In each country, the allocation and amount of proposed selling efforts shall be determined on the basis of the following criteria, in the following order of priority:

(i) primary consideration shall be given to devising a selling force and strategy that will be the most effective from a commercial and economic perspective;

(ii) each local Affiliate shall be entitled to provide selling efforts on a [*] basis; it being understood that any such local Affiliate may elect not to make [*] of its selling resources available for one or both Products; and

(iii) in any country where the relevant selling resources of such local Affiliates do not allow a [*] of selling efforts, the proposed resources of such local Affiliate with [*] resources in such country shall be used to the [*], but only up to [*] of such resources that are made available by such local Affiliate for such Product.

(c) For each country in Territory A where there is Co-Promotion of a Product, the Finance Committee shall determine the calculation methodology for allocating Selling Effort Remuneration between the Parties’ local Affiliates in proportion to the actual selling efforts of such local Affiliates in each calendar year and shall set forth such methodology in a marketing and operating services agreement among the Co-Promotion Entity for such country and such local Affiliates; provided, however, that [*] of Selling Effort Remuneration shall be [*] to any such local Affiliate for that portion of the selling efforts undertaken by such local Affiliate in excess of [*] for such local Affiliate; provided, further, that such methodology shall include a [*] formula set forth in Schedule 5.08(c) attached hereto to [*] in the allocation of Selling Effort Remuneration between such local Affiliates and to take into account [*]; provided, further, that upon Loss of Exclusivity of a Product in any country in Territory A, the Selling Effort Remuneration attributable to such country which had been [*] to each such local Affiliate shall be [*] on the basis of [*]:

[*]

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SECTION 5.09. Transfer of the SNC Partnership. Each Party shall cause its Affiliate that is a partner of the SNC Partnership to consent to the transfer by any other partner therein of any or all of such partner’s rights under the SNC By-Laws, including all or a portion of such partner’s participation therein, and under the Règlement Intérieur to Sanofi, BMS or any of their respective Affiliates; provided, however, that in any such event the transferor shall remain liable for the obligations of the transferee under the SNC By-Laws and the Règlement Intérieur.

ARTICLE VI

INDEMNIFICATION

SECTION 6.01. General Indemnification. Each Party shall indemnify and hold harmless the other Party and its Affiliates against any Damages (whether or not incurred in connection with a Third Party Claim) arising out of or resulting from (i) any inaccuracy of any representation or any breach of any warranty of such Party contained in Article II hereof or (ii) the failure by such Party or its Affiliates to comply in any material respect with any of the covenants or agreements of this Agreement, the Development Agreement or any of the Alliance Agreements. The indemnity in this Section 6.01 shall be the exclusive remedy for any matter referred to in clause (i) above.

SECTION 6.02. Special Indemnities. (a) From and after July 29, 1993, subject to Section 6.02(b) hereof, each Party (the “First Party”) shall indemnify and hold harmless the other Party or any of its Affiliates for [*] of any Damages incurred by such other Party or its Affiliates to any Third Party in any country in Territory A in connection with (i) the preparation of the commercialization of a Product, (ii) the manufacture of the active substance chemical bulk used in the Products, (iii) the manufacture of the Products (i.e., the transformation of the active substance chemical bulk into finished, packaged and labeled Products), (iv) the marketing, promotion, sale and distribution of the Products or (v) any other activity undertaken by such other Party or its Affiliates in connection with the transactions contemplated by this Agreement (collectively, the “Covered Activities”), but, in each case, only to the extent relating to the Products; provided, however, that the indemnification provisions of this Section 6.02(a) shall not apply to Damages arising out of, or resulting from, (x) [*] in which [*] or (y) any claim relating to [*] in any given country based on facts arising during the period in which [*].

(b) No indemnity shall be due or payable pursuant to Section 6.02(a) hereof to the extent that fee Damages for which an indemnity is sought are attributable to (i) the negligence, bad faith, or willful misconduct of the Party seeking the indemnity (or of

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any of its Affiliates (which, solely for the purposes of this Section 6.02(b)(i), shall not include the proviso in the first sentence of the definition of “Affiliate”)), (ii) the failure by such Party (or any of its Affiliates) to comply with the terms of this Agreement or any of the Alliance Agreements or any other agreement entered into pursuant hereto or thereto or (iii) any inaccuracy of any representation or any breach of any warranty made by such Party in Article II hereof.

(c) From and after July 29, 1993, the First Party shall indemnify and hold harmless the other Party or any of its Affiliates for all Damages incurred by such other Party or its Affiliates in any country in Territory A to the extent such Damages are attributable to (i) the business and operations of the First Party and its Affiliates that are not related to, or used in connection with, the Covered Activities, (ii) acts or omissions of the First Party and its Affiliates occurring prior to July 29, 1993 or (iii) a condition of the business and operations of the First Party or its Affiliates existing prior to July 29, 1993.

SECTION 6.03, Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) A Party or an Affiliate of a Party claiming indemnification under this Agreement (the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (the “Indemnifying Party”) of any claim by a Third Party or claims asserted against the Indemnified Party that could give rise to a right of indemnification under this Agreement (a “Third Party Claim”). The Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim, on its own behalf and on behalf of the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party may not enter into any compromise or settlement that involves equitable relief against the Indemnified Party unless the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party shall agree, at the sole cost and expense of the Indemnifying Party (excluding the internal costs and expenses of the Indemnified Party), to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against such Person.

(b) Notwithstanding the Indemnifying Party’s election to assume the defense of any Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Third Party Claim, and shall bear the costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent both the Indemnifying Party

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and the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Third Party claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that there may be a legal defense available to it which is different from or additional to the defenses available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim on behalf of the Indemnified Party), (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim or (iv) the Indemnifying Party authorizes the Indemnified Party to employ separate counsel at its own cost and expense.

(c) If the Indemnifying Party fails to notify the Indemnified Party within 30 days after receipt of notice in accordance with Section 6.03(a) hereof that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 6.03, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 6.03 but fails to defend or settle the Third Party Claim diligently and promptly, then the Indemnified Party shall have me right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously defended by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party.

(d) In the event that any Indemnified Party shall have a claim against any Indemnifying Party under Section 6.01 or 6.02(c) that does not involve a Third Party Claim or knowledge of facts which could give rise to such a claim, the Indemnified Party shall provide the Indemnifying Party with a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, an estimate, if reasonably practicable, of the amount of Damages attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not contest the Indemnity Notice within 60 days from its receipt, then the claim specified in the Indemnity Notice shall be deemed a liability of the Indemnifying Party; provided, however, that if the Indemnifying Party contests such claim within 60 days of its receipt, such dispute shall be resolved by arbitration in accordance with Section 8,04 hereof.

(e) Notwithstanding anything to the contrary in this Article VI, no claim may be asserted of any action commenced against either Party for the inaccuracy of any representation or warranty or the breach of any covenant or agreement contained herein, unless written notice of such claim or action is received by the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the

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subject matter of such claim or action on or prior to the second anniversary of the expiration or early termination of this Agreement.

ARTICLE VII

TERM AND TERMINATION

SECTION 7.01. Term: Expiration. (a) The term of this Agreement, with respect to each Product, shall commence on the date hereof and shall expire on the later of (i) the 15th anniversary of the first commercial sale of such Product and (ii) such date as the last patent relating to such Product effective in any country in Territory A shall have expired and all other de jure exclusivity available for such Product shall have ended. Thereafter, the term of this Agreement may be renewed with respect to such Product for successive three-year terms, by the mutual agreement of the Parties, no later than 24 months prior to the expiration of the term then in effect.

(b) Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate upon the earliest of (i) termination of the commercialization of both Products throughout Territory A pursuant to Section 7.06 hereof, (ii) termination of the commercialization of both Products throughout Territory A as the result of a Safety Problem affecting both Products, (iii) the mutual written consent of the Parties or (iv) the purchase and sale of the rights and interests specified in the special put option pursuant to Section 7.08 hereof.

(c) Expiration or early termination of this Agreement pursuant to this Article VII shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such expiration or early termination. Such expiration or early termination shall not relieve any Party from its obligations which are expressly indicated to survive the expiration or early termination of this Agreement. All of the Parties’ rights and obligations under this Article VII and under Sections 5.02, 5.03, 5.06, 6.01, 6.02, 6.03, 8.02, 8.03, 8.04 and 8.12 shall survive such expiration or early termination for the applicable period, if any.

SECTION 7.02. Right of Country Termination. Either Party may cause the termination of the commercialization of any Product(s) in any country(ies) in Territory A, by Notice to the other Party, in the event of:

(i) the occurrence of an Unsatisfactory Final Outcome affecting such country (ies), in accordance with Section 3.06 hereof;

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(ii) the adjustment of the Discovery Royalty pursuant to the Clopidogrel License and Supply Agreement and the Irbesartan License Agreement, as the case may be; provided, however, that the sum of the Discovery Royalty and the Cost of Bulk and/or the Supply Payment (as such terms are defined therein and in the Irbesartan Supply Agreement) for such Product in such country(ies) (computed over [*] and expressed as a percentage of [*]) represents, in the case of Clopidogrel Products, [*] of Net Sales thereof in such country(ies) or, in the case of Irbesartan Products, [*] of Net Sales thereof in such country (ies), in each case computed over such [*].

SECTION 7.03. Consequences of Country Termination. In the event that one Party (the “Country Terminating Party”) exercises its right to terminate the commercialization of any Produc(s) in any country(ies) pursuant to Section 7.02 hereof, the other Party (the “Country Non-Terminating Party”) may, by Notice to the Country Terminating Party, elect:

(i) also to terminate its participation in the commercialization of such Product(s) in such country(ies), in which event:

(A) the Parties shall, and shall cause their respective Affiliates to, amend and restate this Agreement and each Alliance Agreement to terminate (1) the commercialization of such Product(s) in such country(ies) and the grant of rights with respect thereto and (2). all arrangements for such Product(s) existing between and among the SNC Partnership, the Marketing Entity(ies) in such country(ies) and the local Affiliate(s) of BMS and Sanofi in such country(ies) (including, without limitation, all distribution arrangements);

(B) the Parties shall, and shall cause their respective Affiliates to, sell, license or otherwise dispose of to the highest offeror (which could include either Party): (1) all intellectual property rights owned by or licensed to the SNC Partnership (with a right to sub-license to its Affiliates and, with the Parties’ prior consent (which shall not be unreasonably withheld), to Third Parties) to make, have made, use and sell such Product(s) in such country(ies) for the duration of all relevant patents for such Product(s) in such country(ies), and (2) a right to a sufficient supply of active substance chemical bulk or finished goods for such Produc(s) for such country(ies) from Sanofi, BMS, their respective Affiliates or Third Parties [*], each on terms and conditions to be determined by [*] and/or [*]; and

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(C) the proceeds, if any, of such sale, license or other disposition shall be distributed to the Parties in accordance with [*] with the amounts pertaining only to [*] being considered.

(ii) to proceed alone with the commercialization of such Product(s) in such country(ies), in which event:

(A) the Parties shall, and shall cause their Affiliates to amend and restate this Agreement and each Alliance Agreement to terminate (1) the commercialization of such Product(s) in such country(ies) and the grant of rights with respect thereto and (2) all arrangements for such Product(s) existing between and among the SNC Partnership, the Marketing Entity(ies) in such country(ies) and the local Affiliate(s) of BMS and Sanofi in such country(ies) (including, without limitation, all distribution arrangements);

(B) the Parties shall, and shall cause their respective Affiliates to, grant the Country Non-Terminating Party an exclusive license under all intellectual property rights owned by or licensed to the SNC Partnership (with a right to sub-license to its Affiliates and, with the Country Terminating Party’s prior consent (which consent shall not be unreasonably withheld), to Third Parties) to make, have made, use and sell the Product(s) in such country(ies) for the duration of all relevant patents in such country(ies), as well as provide the Country Non-Terminating Party with the right to a sufficient supply of active substance chemical bulk or finished goods for such Product(s) for such country(ies) from Sanofi, BMS, their respective Affiliates or Third Parties on economic terms substantially similar to those then applicable to the Marketing Entity(ies) for such country(ies), each on terms and conditions to be determined by the Finance Committee and/or the Manufacturing and Sourcing Committee;

(C) the Country Non-terminating Party shall pay directly to the Country Terminating Party [*] of such Product(s) in such country(ies); provided, however, that (i) no [*] shall be payable during the [*] immediately following the launch of such Product(s) in such country(ies), (ii) [*] shall be reduced by [*], following the Loss of Exclusivity of such Product(s) in such country(ies) pursuant to the Irbesartan License Agreement or the Clopidogrel License and Supply Agreement, as the case may be, and (iii) [*] shall be in lieu of [*] other amounts otherwise payable to the Country Non-Terminating Party or its Affiliates with respect to such Product(s) in such country(ies) pursuant to this Agreement or

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any Alliance Agreement; provided, however, that, if [*] or any of its successors or assigns is the Country Terminating Party, [*] shall pay to [*] (or any such successor or assign) [*] for such Product(s) in such country(ies) (as such term is defined in the Irbesartan License Agreement or the Clopidogrel License and Supply Agreement, as the case may be); and

(D) the Country Non-Terminating Party shall also pay to the applicable supplier of active substance chemical bulk of finished goods for such Product(s) an amount to be determined by [*] and [*] in accordance with this Section 7.03(ii).

SECTION 7.04. Right of Product Termination Throughout Territory A. Either Party may cause the termination of the commercialization of any Product throughout Territory A, by Notice to the other Party, in the event of:

(i) the occurrence of an Unsatisfactory Final Outcome that affects the commercialization of such Product in France and any two of the other Major A Countries; or

(ii) a determination by either Party that the commercialization of such Product should be suspended for safety reasons that it believes in good faith justify such suspension (a “Safety Problem”), subject to Section 7.05(b) hereof.

SECTION 7.05. Consequences of Product Termination Throughout Territory A. (a) In the event of termination of the commercialization of any Product throughout Territory A as a result of an Unsatisfactory Final Outcome with respect to such Product:

(i) the Parties shall, and shall cause their Affiliates to, amend and restate this Agreement and each Alliance Agreement to terminate the commercialization of such Product in Territory A, including all decision-making by the Alliance Strategic Committee, the License Steering Committee, the Alliance Functional Committees and the License Functional Committees with respect to such Product;

(ii) the Parties shall, and shall cause their respective Affiliates to, terminate all arrangements for such Product existing between and among the SNC Partnership, the Marketing Entities in Territory A and the local Affiliates of BMS and Sanofi in Territory A (including, without limitation, all distribution arrangements);

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(iii) the Parties shall, and shall cause their respective Affiliates to, sell, license or otherwise dispose of to the highest offeror (which could include either Party), on terms and conditions to be determined by the Finance Committee and/or the Manufacturing and Sourcing Committee (A) all intellectual property rights owned by or licensed to the SNC Partnership (with a right to sub-license to its Affiliates and, with the Parties’ prior consent (which shall not be unreasonably withheld), to Third Parties) to make, have made, use and sell such Product in Territory A for the duration of all relevant patents for such Product in Territory A and (B) at the option of such offeror, an assignment of the rights and obligations for the supply of active substance chemical bulk under the Clopidogrel License and Supply Agreement or the Irbesartan Supply Agreement, as the case may be, which supply obligation shall continue for one year following such assignment;

(iv) in the event the highest offeror is any Person other than Sanofi or its Affiliates, the Know-How License Agreement, the Irbesartan License Agreement, the Irbesartan Supply Agreement and/or the Clopidogrel License and Supply Agreement, as the case may be, shall each be amended, on terms and conditions reasonably acceptable to Sanofi, to provide for those terms and conditions that are then customary in the pharmaceutical industry for such agreements, including, without limitation, provisions for confidentiality, indemnification and termination for material breach, as well as a diligence requirement that the offeror use reasonable commercial efforts to actively promote such Product (and the remedy for breach of such diligence requirement shall be termination of such amended and restated agreement); and

(v) the proceeds of such sale, license or other disposition shall be distributed to the Parties in accordance with the formula set forth in Schedule 7.03 attached hereto with the amounts pertaining only to such Product in Territory A being considered.

(b) In the event that one Party (the “Concerned Party”) determines that the commercialization of any Product should be suspended because of a Safety Problem, if:

(i) the other Party also agrees that such Safety Problem justifies such termination, then the Parties (A) shall discontinue the commercialization of such Product by any means anywhere in the world and (B) shall, and shall cause their respective Affiliates to, amend and restate this Agreement and each Alliance Agreement to delete any reference to the manufacture, development or commercialization of such Product; it being understood that this sub-clause (i) also shall be available to such other Party after the non-binding determination of the Safety Expert pursuant to sub-clause (ii) below; or

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(ii) the other Party (the “Non-Concerned Party”) does not agree that such Safety Problem exists with respect to such Product, the Parties shall promptly seek the non-binding advice of an independent expert mutually selected by the Parties (the “Safety Expert”) and if:

(A) the Safety Expert determines that such Safety Problem, if any, does not justify termination of the commercialization of such Product, then the Concerned Party shall be deemed to have elected to terminate its participation in the commercialization of such Product throughout Territory A and, if the Non-Concerned Party elects to continue its commercialization of such Product, (1) the Parties shall, and shall cause their respective Affiliates to, amend and restate this Agreement and each Alliance Agreement to delete any reference to the manufacture, development or commercialization of such Product and the grant of rights with respect thereto and to terminate the Clopidogrel License and Supply Agreement, the Irbesartan Supply Agreement and/or the Irbesartan License Agreement, as the case may be, and shall grant the Non-Concerned Party an exclusive license under all intellectual property rights owned by or licensed to the SNC Partnership (with a right to sub-license to its Affiliates and, with the Concerned Party’s prior written consent (which shall not be unreasonably withheld), to Third Parties) to make, have made, use and sell such Product in Territory A for the duration of all relevant patents for such Product in Territory A, (2) the Non-Concerned Party shall pay the Concerned Party [*] of such Product in Territory A; provided, however, that (a) no [*] shall be payable during the [*] immediately following the first commercial sale of such Product in Territory A, (b) [*] shall be reduced following the Loss of Exclusivity of such Product by [*] set forth in the Irbesartan License Agreement or the Clopidogrel License and Supply Agreement, as the case may be, (c) [*] shall be in lieu of [*] other amounts otherwise payable or attributable with respect to such Product in Territory A and (3) the Concerned Party shall pay [*]; provided, further, that, if [*] or any of its successors or assigns is the Concerned Party, [*] shall pay to [*] (or any such successor or assign) [*] (as such term is defined in the Irbesartan License Agreement or the Clopidogrel License and Supply Agreement, as the case may be) for such Product; or

(B) the Safety Expert determines that the Safety Problem justifies termination of the commercialization of such Product, then the Non-Concerned Party shall (1) have the option to also terminate its participation in the commercialization of such Product or (2) elect to proceed alone in which event the provisions of Section 7.05(b)(ii)(A) hereof shall apply.

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SECTION 7.06. Right of Alliance Termination. Either Party may cause the termination of the commercialization of both Products throughout Territory A, by Notice to the other Party, in the event of:

(i) the other Party or any of its Affiliates that is a party or owns a direct or indirect majority interest in a party to any of this Agreement, the SNC By-Laws, the Irbesartan License Agreement, the Clopidogrel License and Supply Agreement, the Irbesartan Supply Agreement or the Know-How License Agreement shall have (A) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United Sates Code, French Law No. 84-148 of March 1, 1984, French Law No. 85-98 of January 25, 1985 or any other bankruptcy, insolvency or similar law of the United States of America, any state thereof or the French Republic or any other applicable jurisdiction, (B) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (C) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (D) made a general assignment for the benefit of creditors of all or substantially all of its assets, (E) become unable to generally, or admitted in writing its inability to, pay all or substantially all of its debts as they become due or (F) taken corporate action for the purpose of effecting any of the foregoing;

(ii) an involuntary proceeding shall have been commenced or any involuntary petition shall have been filed in a court of competent jurisdiction seeking (A) relief in respect of the other Party or any of its Affiliates that is a party or owns a direct or indirect majority interest in a party to any of this Agreement, the SNC By-Laws, the Irbesartan License Agreement, the Clopidogrel License and Supply Agreement, the Irbesartan Supply Agreement or the Know-How License Agreement, or of their property, under Title 11 of the United Sates Code, French Law No. 84-148 of March 1, 1984, French Law No. 85-98 of January 25, 1985 or any other bankruptcy, insolvency or similar law of the United States of America, any state thereof or the French Republic or any other applicable jurisdiction, (B) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or Affiliate or for all or substantially all of its property or (C) the winding-up or liquidation of such other Party or Affiliate; and such proceeding or petition shall have continued undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall have continued unstayed and in effect for thirty (30) days;

(iii) a material breach by a Party or any of its Affiliates (the “Breaching Party”) of any material obligation contained in this Agreement, the SNC By-Laws, the Irbesartan License Agreement, the Clopidogrel License and Supply Agreement, the Irbesartan Supply Agreement and the Know-How License Agreement, taken as a

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whole; provided, however, that (A) the material breach has continued for 30 days from the date of receipt by the Breaching Party of a written notice of such breach and (B) the Breaching Party shall not have cured such breach to the reasonable satisfaction of the other Party or, where such breach cannot be cured during such 30-day period, shall not have taken prompt and diligent steps within such period to cure such breach as promptly as practicable; or

(iv) the occurrence of an Unsatisfactory Final Outcome affecting the commercialization of both Products in France and in any two of the other Major A Countries.

SECTION 7.07. Consequences of Alliance Termination. Upon the expiration of this Agreement pursuant to Section 7.01 hereof (other than in the event BMS exercises the special put option specified in Section 7.08 hereof or of a bilateral Safety Problem termination pursuant to Section 7.05(b) hereof) or the early termination hereof pursuant to Section 7.06 hereof:

(i) each Party shall be entitled to retain the intellectual property rights owned by it, including, without limitation, the right to receive all amounts payable to such Party under the Irbesartan License Agreement, the Clopidogrel License and Supply Agreement and the Know-How License Agreement, and such Party’s other assets used in the commercialization of the Products in Territory A, subject to the provisions of this Section 7.07;

(ii) the Parties shall, and shall cause their respective Affiliates to, terminate the Development Services Agreement, the Partnership Services Agreement, as well as all arrangements and agreements of the Marketing Entities with respect to the Products (including, without limitation, all distribution agreements between each Marketing Entity and the SNC Partnership) and dissolve the Alliance Strategic Committee, the License Steering Committee, each Alliance Functional Committee and each License Functional Committee;

(iii) the Parties shall cause to be sold, licensed or otherwise disposed to the highest offeror (which could include either Party) all of the partnership interests in the SNC Partnership, which shall indirectly include, without limitation, the rights and obligations of the SNC Partnership under the Clopidogrel License and Supply Agreement, the Irbesartan Supply Agreement, the Irbesartan License Agreement, the Know-How License Agreement, the Puerto Rico Purchase and Sale Agreement and the Toll Manufacturing Agreements, other than the rights to use the corporate names and trademarks containing the words “BMS”, “Bristol-Myers Squibb” or “Sanofi”; provided, however, that any obligation to supply active, substance chemical bulk or

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finished Products set forth in any such agreement shall continue for one year following such sale, license or other disposition; and

(iv) in the event the highest offeror is any Person other than Sanofi or its Affiliates, the Know-How License Agreement, the Irbesartan License Agreement, the Irbesartan Supply Agreement and the Clopidogrel License and Supply Agreement shall each be amended, on terms and conditions reasonably acceptable to Sanofi, to provide for those terms and conditions that are then customary in the pharmaceutical industry for such agreements, including, without limitation, provisions for confidentiality, indemnification and termination for material breach, as well as a diligence requirement that the offeror use reasonable commercial efforts to actively promote the Products (and the remedy for breach of such diligence requirement shall be termination of such amended and restated agreement); and

(v) the proceeds of such sale shall be distributed to the Parties in accordance with the formula set forth in Schedule 7.03 attached hereto.

SECTION 7.08. Special Put Option. (a) In the event of the expiration of the term of this Agreement pursuant to Section 7.01 (a) hereof prior to December 31, 2020 following a request by BMS to extend the term of this Agreement that is not accepted by Sanofi, BMS shall have the right, exercisable by delivery of Notice to Sanofi, to require Sanofi to purchase from BMS and from the relevant Affiliates of BMS, all of the rights and interests of BMS and its Affiliates to Irbesartan, Clopidogrel, the Products and New Indications and Line Extensions thereof, including, without limitation, BMS’s and its Affiliates’ interests in the SNC Partnership, the Development Agreement and the Co-Promotion Entities and BMS’s and its Affiliates’ intellectual property rights in Irbesartan, Clopidogrel, the Products and New Indications and Line Extensions thereof, for a price (the “Non-Renewal Valuation”) equal to [*]. In the event that the Parties fail to agree on [*] within 60 days of such notice of exercise:

(i) each Party shall, within 15 days of the expiration of such 60-day period, submit to an investment banking firm not having any substantial relationship with either Party, and reasonably acceptable to each Party (an “Independent Firm”), a proposed [*], together with documentation supporting such [*] (each such submission, a “[*]”);

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(ii) if the difference between the two [*] is [*], the [*] shall be [*];

(iii) in all other cases, the Independent Firm shall select, within 15 days of receipt of the [*] and supporting documentation, one of the [*] submitted to it as the [*] and shall not select any other number as the [*], and such [*] shall be the [*] used in determining the Non-Renewal Valuation and shall not be subject to contest; and

(iv) the fees and expenses of the Independent Firm shall be split equally between the Parties.

(b) On the date that has been mutually agreed to by the Parties, which shall be no later than sixty (60) days after the final determination of the [*] in accordance with this Section 7.08, (i) Sanofi shall pay an amount equal to the Non-Renewal Valuation by wire transfer, in immediately available funds, to the bank account of BMS notified to Sanofi at least two business days prior to the date of such purchase and sale, (ii) BMS shall deliver or assign, to Sanofi or its designated Affiliates, its and all of its Affiliates’ rights and interests in Irbesartan, Clopidogrel, the Products, New Indications and Line Extensions thereof, the SNC Partnership and each Co-Promotion Entity, together with duly executed written instruments of transfer or assignment with respect thereto, in form and substance reasonably satisfactory to Sanofi, (iii) the Irbesartan Supply Agreement shall be amended and restated (x) to require BMS and its Affiliates to supply no more than such amount of active substance chemical bulk containing Irbesartan that was supplied by BMS and its Affiliates during the [*] immediately preceding such date and (y) to terminate automatically, and without further action by any party thereto, on the first anniversary of such date and (iv) this Agreement, the Development Agreement and each Alliance Agreement (other than the Irbesartan Supply Agreement) shall be deemed to be terminated with effect as of such date.

SECTION 7.09. Interim Termination Period. During the period between the occurrence of any termination event described in this Article VII and the implementation of the consequences of such termination event, the Parties shall, and shall cause their respective Affiliates to, continue to perform their obligations under this Agreement and each Alliance Agreement in the ordinary course of business consistent with prior practice.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Notices. All notices, requests, claims, demands and other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language and shall be given or made by delivery in person, by courier service, by facsimile (with receipt confirmed) or by registered or certified mail (return receipt requested, with postage prepaid), to the respective Parties at the following addresses:

If to BMS, to:

Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 & Province Line Road
Princeton, NJ 08543-4000 USA
Attention:	Vice President and Senior Counsel,
Pharmaceutical Research Institute, and Worldwide Franchise Management and Business Development
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to: Shearman & Sterling 599 Lexington Avenue New York, New York 10022 USA
Attention:	[omitted]
Facsimile:	[omitted]

If to Sanofi, to: Sanofi 32-34, rue Marbeuf 75008 Paris, France
Attention:	Directeur Juridique
Facsimile:	[omitted]

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Attention:	Directeur Juridique Adjoint
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to: Cleary, Gottlieb, Steen & Hamilton 41, avenue de Friedland 75008 Paris, France
Attention:	[omitted]
Facsimile:	[omitted]

Any Party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 8,01. All Notices given to any Party in accordance with the provisions of this Section 8.01 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date ten business days after dispatch by certified or registered mail (postage prepaid) if mailed.

SECTION 8.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and performed entirely in that state.

SECTION 8.03. Specific Performance. Each Party agrees that a failure by any Party to perform its obligations under this Agreement will result in irreparable damage, and that specific performance of such obligations may be obtained without the posting of any bond or other security; provided, however, that the powers of the arbitrators under this Section 8.03 shall be limited to enforcing the obligations provided for in this Agreement as drafted,

SECTION 8.04. Dispute Resolution. All disputes between the Parties arising in connection with this Agreement (other than those explicitly specified in Section 3.06, 7.05(b)(ii) or 7.08 hereof) shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules with the proceedings conducted in the English language in Paris, France. The president of any arbitral tribunal shall not be a citizen of either the United States of America or the French Republic.

SECTION 8.05. Headings. All titles or captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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SECTION 8.06. No Third Party Beneficiaries. Except for the provisions of Article VI hereof relating to Indemnified Parties, this Agreement shall be binding upon, and inure solely to the benefit of, the Parties hereto and permitted assigns, and nothing herein, express or implied, is intended to, or shall, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

SECTION 8.07. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 8.08. Assignment. This Agreement, and any or all of the rights and obligations hereunder, may be assigned by a Party only to an Affiliate of BMS or Sanofi in the event of a corporate reorganization (including to an entity that becomes an Affiliate in connection with such reorganization) involving the assumption of all or substantially all of such Party’s marketing or manufacturing functions in Territory A by such Affiliate, in which event rights may be assigned and obligations may be delegated to such Affiliate.

SECTION 8.09. Consents. Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Party from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

SECTION 8.10. Entire Agreement. This Agreement, the Development Agreement and the Alliance Agreements constitute the entire agreement of the Parties with respect to the subject matter contained herein and all prior agreements relative thereto which are not contained herein are terminated.

SECTION 8.1l. Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by both Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other term or condition of this Agreement.

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SECTION 8.12. Expenses. Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the Alliance Agreements.

SECTION 8.13. No Partnership or Joint Venture. This Agreement is not intended to create, and nothing contained herein shall be construed to create, an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the other Party. Each Party shall be severally responsible for its own covenants, obligations and liabilities as herein provided. No Party shall be under the control of, or shall be deemed to control any other Party. No Party is the legal representative, agent, joint venturer or employee of the other Party with respect to this Agreement for any purpose whatsoever, and no Party shall have the right or power to bind the other Party. No Party has the right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of any other Party, whether express or implied, or to bind any other Party in any respect whatsoever. The provisions of this Agreement are intended only for the regulation of relations between the Parties, This Agreement is not intended for the benefit of non-Party creditors, and no rights are granted to non-Party creditors under this Agreement.

SECTION 8.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ [signature illegible]
Name:
Title:

SANOFI

By:	/s/ [signature illegible]
Name:
Title:

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Schedule l.0l(a)

ALLIANCE AGREEMENTS

1.	SNC By-Laws

2.	Règlement Intérieur

3.	Clopidogrel License and Supply Agreement

4.	Irbesartan License Agreement

5.	Irbesartan Supply Agreement

6.	Know-How License Agreement

7.	Development Services Agreement

8.	Toll Manufacturing Agreements

9.	Puerto Rico Purchase and Sale Agreement

10.	Partnership Services Agreement

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Schedule l.0l(b)

TERRITORY A1

Europe	Switzerland the United Kingdom (including England, Wales, Scotland, Isle of Man, Alderney, Northern Ireland, Channel Islands)
Albania
Andorra
Austria
Belgium	Former USSR (Europe) (including Russia, Ukraine, Belorus, Moldavia, Estonia, Latvia, Lithuania)
Bulgaria
Cyprus
The Czech Republic	Vatican City State
Slovakia	Former Yugoslavia (including Bosnia-
Denmark	Herzegovina, Croatia, Macedonia
Finland	Montenegro, Serbia, Slovenia)
France (including Martinique, Guadeloupe, French Guyana, French Polynesia, New Caledonia, Reunion and the other Overseas Departments and Territories)
Africa
Algeria
Angola
Germany	Benin
Gibraltar	Botswana
Greece	Burkina Faso
Greenland	Burundi
Hungary	Cambodia
Iceland	Cameroon
Irish Republic	Cape Verde Islands
Italy	Central African Republic
Liechtenstein	Chad
Luxembourg	Comoros
Malta and Gozo	Congo
Monaco	Djibouti
Netherlands	Egypt
Norway	Equatorial Guinea
Poland	Eritrea
Portugal	Ethiopia
Romania	Gabon
San Marino	Gambia
Spain	Ghana
Sweden	Guinea

[1]	Territory A will be deemed to include any country created by the division, consolidation or change of name of the countries listed above.

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2

Africa (continued)	Asia
Guinea-Bissau	Afghanistan
Ivory Coast	Bahrain
Kenya	Bangladesh
Lesotho	Bhutan
Liberia	Brunei
Libya	Cambodia
Madagascar	China (including Tibet, Taiwan, Macao)
Malawi	Hong Kong
Mali	India
Mauritania	Indonesia
Mayotte	Israel
Mauritius, etc.	Jordan
Morocco	South Korea
Mozambique	Kuwait
Namibia	Laos
Niger	Lebanon
Nigeria	Malaysia
Occidental Sahara	Maldive Islands
Rwanda	Mongolia
St. Helena	Myanmar
Ascension	Nepal
Tristan de Cunha	Oman
Sao Tome & Principe	Pakistan
Senegal	Philippines
Seychelles	Qatar
Sierra Leone	Saudi Arabia
Somalia	Singapore
South Africa	Sri Lanka
Spanish Presidios (including Ceuta, Melilla)	Syria
Sudan	Thailand
Swaziland	Turkey
Tanzania	United Arab Emirates
Togo	Former USSR (Asia) (including RSFSR
Tunisia	(Asia), Armenia (Hyastan),
Uganda	Azerbaidjan, Georgia, Turkmenistan,
Zaire	Uzbekistan, Tadjikistan, Kazakhstan,
Zambia	Kirghizia)
Zimbabwe	Vietnam
Yemen

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Schedule 1.01 (c)

TERRITORY B1

North America	Oceania

Canada	Australia
Mexico	Fiji
United States of America (including,	Kiribati
without, limitation, Puerto Rico,	Mariana, Caroline and
the U.S. Virgin Islands, Guam,	Marshall Islands
American Samoa) for Clopidogrel	Nauru
Only	New Zealand
Papua New Guinea
Central America and the West Indies	Pitcairn Islands
Samoa (non-U.S.)
Anguilla	Solomon Islands
Antigua	Tonga
Aruba	Tuvalu
Bahamas	Vanuatu
Barbados
Belize	South America
Bermuda
Cayman Islands	Argentina
Costa Rica	Bolivia
Dominica	Brazil
Dominican Republic	Chile
Grenada	Colombia
Guatemala	Ecuador
Haiti	Falkland Islands
Honduras	Guyana
Jamaica	Paraguay
Montserrat	Peru
Netherlands Antilles	Surinam
Nicaragua	Uruguay
Panama	Venezuela
St. Kitts-Nevis
St. Lucia
St. Vincent and the Grenadines
EI Salvador
Trinidad and Tobago
Turks and Caicos Islands
Virgin Islands (British)

[1]	Territory B will be deemed to include any country created by the division, consolidation or change of name of the countries listed above.

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Schedule 4.01(a)-l

ANNUAL BUDGETARY TARGETS1

TERRITORY A

PRODUCT:
($000s)

	Total Territory	Terr. A SNC Partnership[5]	Total Local JVs	Country l2	Country 2[2]	Country 3[2]	Country 4[2]
Net Sales3 4
Standard-Cost of Sales
Other Cost of Sales
ICP
Management Cost, of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Variable (Product Contribution
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other*
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss[3]

[1]	To be prepared on a management information basis.

[2]	Provided for information only.

[3]	Only these items are subject to approval.

[4]	Sales information will also be provided for countries in which there is Co-Marketing.

[5]	Includes central R&D, central marketing and other direct costs of the Territory A SNC Partnership.

*	Provide Detail.

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Schedule 4.02(a)-2

LONG-RANGE PLANS1

TERRITORY A

PRODUCT:
($000s)

	Budget 1997	1998	Projection 1999	2000
Net Sales2 3
Standard Cost of Sales
Other Cost of Sales
ICP
Management Cost of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Variable Product Contribution
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other *
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss[3]

[1]	To be prepared on a management information basis.

[2]	Only these items are subject to approval.

[3]	Sales information will also be provided for countries in which there is Co-Marketing.

*	Provide detail

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Schedule 5.07(b)

TRADEMARKS TO BE USED IN TERRITORY A

I.	IRBESARTAN

Form of Marketing	Trademark
Co-Promotion	Aprovel
Co-Marketing (Sanofi)	Aprovel
Co-Marketing (BMS)	Karvea

II.	CLOPIDOGREL

Form of Marketing	Trademark
Co-Promotion	Plavix
Co-Marketing (Sanofi)	Plavix
Co-Marketing (BMS)	Iscover

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Schedule 5.08(c)

“[*]” FORMULA

[*]

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Schedule 7.03

“[*]” FORMULA

[*]	[Note: Approximately two pages of text are omitted.]

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